Exhibit 21

                          Subsidiaries of Conseco, Inc.

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Name                                                                      State or Other Jurisdiction
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
40|86 Advisors, Inc.                                                      Delaware
Conseco Equity Sales, Inc.                                                Texas
Design Benefit Plans, Inc.                                                Illinois
NAL Financial Group, Inc.                                                 Delaware
CDOC, Inc.                                                                Delaware
Conseco Securities, Inc.                                                  Delaware
K. F. Insurance Agency of Massachusetts, Inc.                             Massachusetts
K. F. Agency, Inc.                                                        Illinois
Administrators Service Corporation                                        Illinois
Hawthorne Advertising Agency, Incorporated                                Pennsylvania
Geneva International Insurance Company, Inc.                              Turks and Caicos
General Acceptance Corporation Reinsurance Limited                        Turks and Caicos
American Life and Casualty Marketing Division Co.                         Iowa
40|86 Mortgage Capital, Inc.                                              Delaware
Conseco Management Services Company                                       Texas
Conseco Services, LLC                                                     Indiana
Conseco Marketing, L.L.C.                                                 Indiana
Conseco Data Services (India) Private Limited                             India
Codelinks, LLC                                                            Indiana
Conseco Health Services, Inc.                                             Pennsylvania
Performance Matters Associates, Inc.                                      Delaware
Performance Matters Associates of Texas, Inc.                             Texas
Erie International Insurance Company, Inc.                                Turks and Caicos
Association Management Corporation                                        Illinois
Conseco Life Insurance Company of Texas                                   Texas
Colonial Penn Life Insurance Company                                      Pennsylvania
C.P. Real Estate Services Corp.                                           New Jersey
Conseco Health Insurance Company                                          Arizona
Conseco Senior Health Insurance Company                                   Pennsylvania
Bankers Conseco Life Insurance Company                                    New York
Washington National Insurance Company                                     Illinois
Conseco Life Insurance Company                                            Indiana
Conseco Insurance Company                                                 Illinois
Bankers Life and Casualty Company                                         Illinois
BLC Financial Services, Inc.                                              Illinois
Carmel Fifth, LLC                                                         Delaware
ResortPort Holding of Delaware, Inc.                                      Delaware
3037953 Nova Scotia Company                                               Nova Scotia
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